Exhibit 4.2
                               PECO ENERGY COMPANY
                             1998 STOCK OPTION PLAN

     The purpose of the PECO Energy Company 1998 Stock Option Plan (the "Plan") is to allow for the issuance of stock options to employees of PECO Energy Company (the "Company") and its subsidiaries to encourage their contribution to the growth of the Company and its subsidiaries, thereby benefiting the Company's shareholders, and to align their economic interests with those of the shareholders.

     1. Administration

     (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board").

     (b) Committee Authority. Subject to Section 1(d) below, the Committee shall have the sole authority to (i) determine the size and terms of the grants to be made to specified classifications of Eligible Employees, if any, including the exclusion of certain groups of Eligible Employees, (ii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iii) amend the terms of any previously issued Grant, and (iv) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     (d) CEO Authority. Notwithstanding the foregoing, the Board in its discretion may delegate the authority to the Chief Executive Officer of the Company (the "CEO"), which authority may be exercised by the CEO in addition to and independent of the authority of the Committee under the Plan, to establish classifications of Eligible Employees (as defined in Section 4) for purposes of differentiating with respect to the number and/or terms of Options granted to the Eligible Employees in each such classification.

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     2. Grants.

     Awards under the Plan shall consist of grants of nonqualified stock options ("Options" or "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under the Plan need not be uniform as among the Grantees.

     3. Shares Subject to the Plan.

     (a) Shares. The shares that may be issued under the Plan may be authorized but unissued shares of common stock of the Company ("Company Stock") or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(b) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

     4. Eligibility for Participation

     Employees of the Company and its subsidiaries who have received a performance rating of "satisfactory" or higher as of their most recent performance evaluation or newly hired employees who have not received a performance evaluation prior to the date of a Grant, other than those employees who are eligible to participate in the Company's Management Incentive Compensation Plan, shall be eligible to receive Options under the Plan and shall be referred to herein as "Eligible Employees."

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     5. Granting of Options

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock and/or such other terms and conditions applicable to Grants, in such manner as the Committee determines, which number and terms and conditions may differ among the classifications of Eligible Employees established by the CEO in accordance with Section 1(d). Eligible Employees who receive Grants under this Plan shall be referred to herein as "Grantees."

     (b) Type of Option and Price.

          (i) The Committee may grant nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the terms and conditions set forth herein.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be equal to the Fair Market Value (as defined in paragraph (iii) below) of a share of Company Stock on the date the Option is granted.

          (iii) The Fair Market Value per share shall be the closing sale price of a share of Company Stock on the composite tape of New York Stock Exchange, or if there is not such sale on the relevant date, then on the last previous day on which a sale was reported.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company. In the event that a Grantee ceases to be so employed for any reason (including a "disability" or death) other than termination for "cause" or termination for poor work performance, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within three (3) years after the date on which the Grantee ceases to be employed by the Company (or within such longer period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by the Company because the Grantee's employment is terminated for "cause" or for poor work performance, any Option held by the Grantee shall terminate at the close of business on the Grantee's last day of employment.

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          (iii) For purposes of this Section 5(e):

          (A) The term "Company" shall mean the Company and its subsidiary corporations.

          (B) "Disability" or "disabled" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

          (C) The CEO shall determine, in his sole discretion, whether a Grantee's employment has been terminated for "cause."

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

     6. Withholding of Taxes

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy applicable withholding requirements by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7. Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations
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thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     8. Requirements for Issuance or Transfer of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     9. Amendment and Termination of the Plan

     (a) Amendment. The Committee may amend or terminate the Plan at any time.0

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 15(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 15(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     10. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
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     11. Rights of Participants

     Nothing in this Plan shall entitle any Eligible Employee or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Eligible Employee or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     12. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     13. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     14. Effective Date of the Plan.

     The effective date of the Plan is September 28, 1998.

     15. Miscellaneous

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Eligible Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, a Grant may be made to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock options. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its


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sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.